                                                                  Exhibit (h)(7)


[ING FUNDS LETTERHEAD]


            FORM OF AMENDED AND RESTATED EXHIBIT A - AGENCY AGREEMENT

Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

                                                          September 23, 2002

Ladies and Gentlemen:

      Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Principal Protection Fund V and ING Real Estate Fund, each a newly established series of ING Equity Trust (collectively, the "New Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund V" and "ING Real Estate Fund" to Exhibit A of the Agreement. In addition, pursuant to the recent merger, ING Asia-Pacific Equity Fund has been deleted from the Amended and Restated Exhibit A.

      Exhibit A has also been amended and restated to reflect the corporate reorganization of certain of the Funds (the "Reorganized Funds") under ING Equity Trust, ING Funds Trust or ING Mutual Funds, with no other change in the Funds for which DST Systems, Inc. provides services under the Agreement. The Amended and Restated Exhibit A is attached hereto.

      Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the New Funds, and the Reorganized Funds under their new parent entities, each as the effective date of the initial registration of each respective Fund, by signing below.

                                                  Very sincerely,



                                                  Robert S. Naka
                                                  Senior Vice President
                                                  ING EQUITY TRUST
                                                  ING FUNDS TRUST
                                                  ING MUTUAL FUNDS

ACCEPTED AND AGREED TO:
DST Systems, Inc.



By:     _____________________________
Name:   _____________________________
Title:  _______________, Duly Authorized

                     FORM OF AMENDED AND RESTATED EXHIBIT A

                               WITH RESPECT TO THE

                                AGENCY AGREEMENT

                                     BETWEEN

                                    THE FUNDS

                                       AND

                                DST SYSTEMS, INC.

                          EFFECTIVE SEPTEMBER 23, 2002


                                                  TYPE OF           STATE OF         TAXPAYER
            TAXPAYER/FUND NAME                 ORGANIZATION       ORGANIZATION       I.D. NO.
            ------------------                 ------------       ------------       --------
ING CORPORATE LEADERS TRUST FUND               Trust              New York          13-6061925

ING EQUITY TRUST                               Business Trust     Massachusetts     N/A
  ING Biotechnology Fund                                                            86-1039031
  ING Convertible Fund                                                              33-0552461
  ING Equity and Income Fund                                                        33-0552418
  ING Financial Services Fund                                                       95-4020286
  ING Growth Opportunities Fund                                                     04-2886865
  ING Large Company Value Fund                                                      22-1644924
  ING LargeCap Growth Fund                                                          33-0733557
  ING MidCap Opportunities Fund                                                     06-1522344
  ING MidCap Value Fund                                                             86-1048451
  ING Principal Protection Fund                                                     86-1033467
  ING Principal Protection Fund II                                                  86-1039030
  ING Principal Protection Fund III                                                 86-1049217
  ING Principal Protection Fund IV                                                  82-0540557
  ING Principal Protection Fund V*                                                  27-0019774
  ING Real Estate Fund*                                                             43-1969240
  ING Research Enhanced Index Fund                                                  06-1533751
  ING SmallCap Opportunities Fund                                                   04-2886856
  ING SmallCap Value Fund                                                           86-1048453
  ING Tax Efficient Equity Fund                                                     23-2978988

ING FUNDS TRUST                                Business Trust     Delaware          N/A
  ING Classic Money Market Fund                                                     23-2978935
  ING European Equity Fund                                                          23-2978987
  ING GNMA Income Fund                                                              22-2013958
  ING High Yield Bond Fund                                                          23-2978938
  ING High Yield Opportunity Fund                                                   33-0715888
  ING Intermediate Bond Fund                                                        52-2125227

* This Amended and Restated Schedule A to the Amended and Restated Agency Agreement will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                                                  TYPE OF           STATE OF         TAXPAYER
            TAXPAYER/FUND NAME                 ORGANIZATION       ORGANIZATION       I.D. NO.
            ------------------                 ------------       ------------       --------
ING FUNDS TRUST (CONTINUED)
  ING Lexington Money Market Trust                                                  13-6766350
  ING Money Market Fund                                                             86-0955273
  ING National Tax-Exempt Bond Fund                                                 23-2978941
  ING Strategic Income Fund                                                         33-6170208

ING INVESTMENT FUNDS, INC.                     Corporation        Maryland          N/A
  ING MagnaCap Fund                                                                 22-1891924

ING MAYFLOWER TRUST                            Business Trust     Massachusetts     N/A
  ING Growth + Value Fund                                                           06-1465531
  ING International Value Fund                                                      06-1472910

ING MUTUAL FUNDS                               Business Trust     Delaware          N/A
  ING Emerging Countries Fund                                                       33-0635177
  ING Global Real Estate Fund                                                       86-1028620
  ING Global Technology Fund                                                        23-2978990
  ING International Fund                                                            22-3278095
  ING International SmallCap Growth Fund                                            33-0591838
  ING Precious Metals Fund                                                          13-2855309
  ING Russia Fund                                                                   22-3430284
  ING Worldwide Growth Fund                                                         33-0552475

ING PRIME RATE TRUST                           Business Trust     Massachusetts     95-6874587

ING SENIOR INCOME FUND                         Business Trust     Delaware          86-1011668

ING VARIABLE INSURANCE TRUST                   Business Trust     Delaware          N/A
  ING VP Global Technology Portfolio                                                86-1037242
  ING VP High Yield Bond Portfolio                                                  86-1037244
  ING VP Worldwide Growth Portfolio                                                 25-6705433

ING VARIABLE PRODUCTS TRUST                    Business Trust     Massachusetts     N/A
  ING VP Convertible Portfolio                                                      86-1028318
  ING VP Emerging Countries Portfolio                                               86-1028317
  ING VP Financial Services Portfolio                                               86-1028316
  ING VP Growth + Value Portfolio                                                   06-6396994
  ING VP Growth Opportunities Portfolio                                             06-6493759
  ING VP High Yield Bond Portfolio                                                  06-6396995
  ING VP International Portfolio                                                    86-1028314
  ING VP International SmallCap Growth                                              86-1028313
  Portfolio

                                                  TYPE OF           STATE OF         TAXPAYER
            TAXPAYER/FUND NAME                 ORGANIZATION       ORGANIZATION       I.D. NO.
            ------------------                 ------------       ------------       --------
ING VARIABLE PRODUCTS TRUST (CONTINUED)
  ING VP International Value Portfolio                                              06-6453493
  ING VP Large Company Value Portfolio                                              86-1028315
  ING VP LargeCap Growth Portfolio                                                  86-1028309
  ING VP MagnaCap Portfolio                                                         06-6493762
  ING VP MidCap Opportunities Portfolio                                             06-6493760
  ING VP Research Enhanced Index Portfolio                                          06-6397003
  ING VP SmallCap Opportunities Portfolio                                           06-6397002

ING VP EMERGING MARKETS FUND, INC.             Corporation        Maryland          06-1287459

ING VP NATURAL RESOURCES TRUST                 Business Trust     Massachusetts     22-2932678

Last Approved: 8/20/02